[Scanoptics logo omitted]
                                                           For Immediate Release


            Contact:Annmarie Gordon (860) 645-7878/email: agordon@scanoptics.com
                    Susan Lucek  (860) 645-7878/email: slucek@scanoptics.com


                      Scan-Optics Announces Appointment of
                             New Executive Officers


Manchester, CT - March 10, 2005 - Scan-Optics, Inc. (OTC BB: SOCR), a leader in information capture and customer service solutions for government, insurance, order fulfillment, proxy, health claims, test scoring and other paper-intensive businesses, today announced the resignation of James C. Mavel as Chief Executive Officer and President and the appointment of Logan Clarke, Jr. as Acting and Chief Executive Officer and President.
         Mr. Clarke has been a Director of Scan-Optics since 1981 and has worked closely with Mr. Mavel and other members of Scan-Optics' management over the years. He had previously served as Interim Executive Director of Southeast Area Technology Center, a business incubator and revolving loan fund from 1995 to 1996, independent management consultant from 1990 to 1995, as Executive Vice President of Society for Savings, a savings bank, from 1986 to 1990, as Dean of the School of Management at The Hartford Graduate Center from 1983-1986 and a lecturer in management from 1979-1983. Prior to 1979, Mr. Clarke served in multiple senior management positions in the banking industry.
         Also today, the Company announced the appointment of Paul M. Yantus to the position of Chief Operating Officer. Mr. Yantus brings 20 years of experience in information and document management to Scan-Optics' executive team.
         Mr. Yantus just completed negotiations for the merger of Espire Marketing Inc., a business he founded offering an ASP solution for marketing, with a provider of business and consumer data. Prior to Espire, Mr. Yantus held senior level positions at MSX International, Danka, and Lason Systems. He spent the early portion of his career with the Eastman Kodak Company.
         Commenting on his appointment, Mr. Yantus said, "Scan-Optics has world-class technology that can be leveraged into both products and business services. I believe the Company has great potential and I look forward to working with them to achieve it."


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         Mr. Clarke, Acting Chief Executive Officer and President, stated, "Paul comes to us with a wealth of experience in the document management industry, including business process outsourcing, an area where he can have a significant impact on our company. I am confident that with Paul's knowledge of the industry and proven leadership skills, Scan-Optics will be well positioned as we continue to move the Company forward."
         Scan-Optics, Inc., with headquarters in Manchester, Connecticut, is recognized internationally as an innovator and solution provider in the information management and imaging business. It designs, manufactures and services products and systems for character recognition, image processing and
display,   data  capture,   data  entry,  and  multi-user   business  computers.
Scan-Optics  systems and  software  are marketed  worldwide  to  commercial  and
government   customers   directly   and   through   distributors.   Through  its
Manufacturing   Services   Division,    Scan-Optics   also   provides   contract
manufacturing services to customers, outsourcing the manufacturing of complex, electro-mechanical assemblies. The Company has sales and service offices located throughout the United States and abroad. Additional information is available at www.scanoptics.com.
         Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" made under safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are changes in general economic and business conditions in the United States and foreign markets, which impact capital investments by customers, the cyclical nature of funding within federal and state government agencies, further adverse changes in the Company's banking, lending and financing relationship, insufficient cash resources, increased competition from similar products, the implementation of other technologies which may provide alternative solutions, ability to complete projects in a timely manner, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.


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